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                                                                   EXHIBIT 10.12

                 CONFIDENTIAL TERMINATION AND RELEASE AGREEMENT

          This Confidential Termination and Release Agreement (this "Agreement"), dated as of November 17, 1997, is entered into by and between Centennial Communications Corp. d/b/a SMR Direct., a Delaware corporation (the "Company"), and Jeff E. Rhodes ("Officer").

                                    RECITALS

A.  Officer has been the President and a director of the Company.

B. Officer and the Company desire to terminate Officer's employment as President of the Company, to terminate Officer's position as a director on the board of directors of the Company and on the boards of directors of each of the Company's subsidiaries, to terminate the Agreement Regarding Employment Termination dated May 16, 1997 between them, and to settle fully and finally all claims.

          In consideration of the mutual covenants and agreements set forth in this Agreement, the parties agree as follows:

                              TERMS AND CONDITIONS

1.  Termination of Officer.  Officer hereby resigns as President of the Company
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effective as of the date of this Agreement.

2.  Termination of Board Positions.  Officer hereby resigns as a director of the
    ------------------------------
Company, and as a director of each of the Company's subsidiaries, including but not limited to the following: SMR Direct USA, Inc., SMR Direct Cayman Corp., Centennial Cayman Corp., SMR Direct Peru, S.R.L, Pompano, S.R.L., Brunacci Compania Ltda., Telecom Supply S.R.L., C-Comunica S.A., Radioservicios Moviles, S.A., Transnet del Peru, S.A., and Fastcom, S.A.

3.  Termination of Agreement Regarding Employment Termination.  Officer and the
    ---------------------------------------------------------
Company hereby agree that the Agreement Regarding Employment Termination between Officer and the Company dated May 16, 1997 shall be terminated in its entirety, and shall have no further force or effect.

4.  Compensation.  In consideration for the continued non-exclusive employment
    ------------
of Officer provided for in Paragraph 6, the release by Officer contained in Paragraph 9 and the other covenants of Officer contained in this Agreement, the Company shall (i) continue to pay to Officer a monthly salary of $16,667 during the Employment Period (as defined below) on the same day and/or the same terms as Officer received his salary prior to entering into this Agreement; (ii) reimburse Officer for up to $1500 of Officer's expenses incurred in connection with a trade show in Cancun, Mexico that Officer intended to attend, which amount shall be paid promptly upon receipt by the Company of written receipts confirming payment by Officer of such expenses; (iii) pay Officer one month's vacation pay, or $16,667, upon execution of this Agreement; and (iv)
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continue to pay the Company's portion of Officer's medical insurance under the
Company's medical insurance plan as such medical insurance plan exists from time to time, for a period of the earlier of (a) three years following the date of this Agreement, or (b) one year following the commencement of Officer's employment with a company that makes medical insurance available to its employees or members. Moreover, the Company hereby agrees that 80% of Officer's currently unvested stock options ("Unvested Stock Options") granted pursuant to the Company's 1996 Stock Option Plan adopted January 12, 1996, shall vest as of the date of this Agreement, starting with the Unvested Stock Options that have the lowest exercise price. The remaining 20% of the Unvested Stock Options shall remain unvested, and shall not vest pursuant to the vesting provision contained in the Incentive Stock Option Agreements between the Company and Officer dated February 1, 1996, February 1, 1996, July 8, 1996 and February 21, 1997. Notwithstanding any provision to the contrary in Officer's Incentive Stock Option Agreements, all of Officer's vested stock options shall remain outstanding until the earlier of (i) six months following the date of an initial public offering of the Company; or (ii) ten years from the date of grant.

5.  Withholding.    Officer authorizes the Company to withhold, in accordance
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with applicable law, from the compensation specified in Paragraph 4, any taxes required to be withheld by any federal, state or local law or regulation arising out of such compensation.

6.  Employment Services.  From the date of this Agreement until six months after
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the date of this Agreement (the "Termination Date", and such six-month period, the "Employment Period"), Officer agrees to render services to the Company as an employee of the Company. These services shall include negotiation of and other assistance on any corporate development projects currently being pursued by the Company as described on Exhibit A hereto (the "Corporate Development Projects"), and advising the Company on strategic matters. Such services shall be rendered upon reasonable notice during normal business hours, from time to time, when and as requested by the CEO of the Company; provided, however, that Officer shall not be required to devote more than 33% of his business time to the Company during the Employment Period.

7.  Noncompetition, Nonsolicitation and Confidentiality Covenants.
    -------------------------------------------------------------
    (a) Officer acknowledges that he possesses proprietary and trade secret information concerning the Company and the Corporate Development Projects. Officer further acknowledges the highly competitive nature of the Company's business. Officer further acknowledges that the restrictions contained in this Noncompetition Covenant are reasonable and necessary for the protection of the immediate interests of the Company, that the Company would not have entered into this Agreement but for the inclusion herein of this Noncompetition Covenant, and that any violation of this covenant would cause substantial injury to the Company. Officer further acknowledges that this Noncompetition Covenant is

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intended to protect the legitimate business interests of the Company and not to prevent or interfere with Officer's ability to conduct business.

    (b) During the Employment Period, Officer shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business or activity which is involved in a Corporate Development Project as per Exhibit A, other than on behalf of the Company pursuant to Officer's employment with the Company as set forth in Paragraph 6. For an additional period of six months following the Employment Period, Officer may become so involved in a Corporate Development Project as per Exhibit A, other than on behalf of the Company, provided that Officer must provide three months advance written notice to the Company of such intended involvement. Following this additional six month period, no such limitation on the involvement of Officer in Corporate Development Projects shall apply.

    (c) In furtherance of the foregoing and not in limitation thereof, during the Employment Period and for a period of one year following the Employment Period, Officer shall not, directly or indirectly, (i) induce or attempt to induce any employee of the Company or an Affiliate of the Company (as defined below) to leave the employ of the Company or such Affiliate, or in any way interfere with the relationship between the Company or any Affiliate any employee thereof, or (ii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any Affiliate to cease doing business with the Company or such Affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Affiliate.

    (d) For a period of one year commencing on the date of this Agreement, Officer shall keep in strictest confidence and trust all Proprietary Information (as defined below), and shall not use or disclose any Proprietary Information without the written consent of the Company, except as may be necessary in the ordinary course of performing his duties as an employee of the Company. Moreover, at the conclusion of the Employment Period, Officer shall deliver to the Company all documents, notes, drawings, blueprints, computer programs, data, security card keys and similar devices, and other materials of any nature pertaining to any Proprietary Information or to Officer's work with the Company, and Officer shall not take any of the foregoing, or any reproduction of any of the foregoing, that is embodied in a tangible medium of expression. The term "Proprietary Information" includes, without limitation, discoveries, developments, designs, improvements, inventions, blueprints, processes, computer programs, know-how, data, marketing and business plans and outlines, budgets, projections, unpublished financial statements, costs, fee schedules, client and supplier lists, client and prospective client databases, and access codes and similar security information and procedures; provided, however, that the term "Proprietary Information" shall not include any of the foregoing which is in the

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public domain other than as the result of a breach of Officer's obligations under this Paragraph 7(d).

    (e) If, at the time of enforcement of this Paragraph 7, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area.

    (f) In the event of the breach or a threatened breach by Officer of any of the provisions of this Paragraph 7, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof.

8.  Right of First Refusal.  During the Employment Period, Officer shall provide
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written notice to the Company of any acquisition, joint venture or investment opportunity Officer intends to market involving wireless communications. Officer's notification shall set forth all relevant details and information about the business opportunity necessary for the Company to evaluate such opportunity. The Company shall have the option, but not the obligation, to pursue the business opportunity itself. Notification of the Company's intention to pursue the business opportunity in the form of a negotiated and signed Letter of Intent shall be given to Officer within 45 days of the Company's receipt of Officer's notification concerning the project. If the Company elects not to pursue the business opportunity, or fails to give Officer notice of such intention within 45 days of the Company's receipt of Officer's notification, the Company's right of first refusal set forth in this Paragraph 8 shall expire.

9.  Release.
    -------
    (a) As a material inducement to the Company to enter into this Agreement, Officer hereby irrevocably and unconditionally releases, acquits and forever discharges the Company, each of the Company's owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, and persons controlling, controlled by or under common control with the Company ("Affiliates") (and present or former agents, directors, officers, employees, representatives and attorneys of such divisions and Affiliates) acting by, through or in concert with the Company and all other persons acting by, through, or in concert with any of them (collectively "Releasees") and each of them, from any and all charges, complaints, claims, demands and liabilities whatsoever of every name and nature (including attorney's fees and costs actually incurred), known or unknown, existing or that may hereafter exist, and any and all causes of action which could have been asserted by claim, counter claim or otherwise, against any of the Releasees pertaining to the business and affairs of the Company, Officer's employment with the Company or

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the termination thereof, the relationships between Officer and any of the
Releasees or any other act of omission which has previously transpired up to the date of execution of this Agreement. The claims released by this Paragraph 9(a) include but are not limited to any claims under Title VII of the Civil Rights Act of 1964, the Federal Age Discrimination in Employment Act, 29 U.S.C. (S) 621, et seq. ("ADEA"), or any other statute or law prohibiting discrimination in employment on the basis of age, race, religion, disability, gender or national origin or other status ("Claim" or "Claims").

    (b) As a material inducement to Officer to enter into this Agreement, the Company, on behalf of itself and its subsidiaries described in Paragraph 2, hereby irrevocably and unconditionally releases, acquits and forever discharges Officer from any and all charges, complaints, claims, demands and liabilities whatsoever of every name and nature (including attorney's fees and costs actually incurred), known or unknown, existing or that may hereafter exist, and any and all causes of action which could have been asserted by claim, counterclaim or otherwise, pertaining to the business and affairs of the Company, Officer's employment with the Company or the termination thereof, the relationships between Officer and any of the Releasees, or any other act of omission which has previously transpired up to the date of execution of this Agreement ("Company Claim").

10.  Representation Regarding No Complaints or Charges and Covenant Not to Sue.
     -------------------------------------------------------------------------
Officer and the Company, each, represents to the other that it has not filed any complaints or charges against any of the Releasees or Officer, respectively, with any local, state or federal agency or court. Officer and the Company, each, further represents, agrees and covenants to the other that it will not file any such complaints or charges against any of the Releasees or Officer, respectively, with any local, state or federal agency or court at any time hereafter with respect to any Claim or Company Claim, as the case may be. If any complaint or charge against the Company is filed on behalf of Officer, Officer agrees to take all reasonable steps necessary to effectuate the withdrawal of such complaint or charge. In the event that any local, state or federal agency or court undertakes any proceeding relating to Officer's employment by the Company or the circumstances of his leaving the Company's employ, Officer hereby waives any right he may have to recover any damages or any remedy of whatever nature, as a result of any such proceeding.

11.  Ownership of Claims. Officer represents and agrees that he has not
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previously assigned or transferred, or purported to have assigned or transferred, to any person whomsoever, any claim or portion thereof or interest therein against any of the Releasees. Officer agrees to indemnify, defend and hold harmless each and all of the Releasees against any and all claims based on, arising out of, or in connection with any such transfer or assignment, or purported transfer or assignment, of any claims or any portion thereof or interest therein. The Company represents and agrees that it has not, and to the best of its knowledge no other Releasee has, previously assigned or transferred, or purported to have assigned or transferred, to any person whomsoever, any claim or

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portion thereof or interest therein, and the Company agrees to indemnify, defend and hold harmless Officer against any and all claims based on, arising out of, or in connection with any such transfer or assignment, or purported transfer or assignment, of any claims or any portion thereof or interest therein.

12.  No Admission of Liability.  Officer and the Company each acknowledge that
     -------------------------
neither the execution of this Agreement nor the performance of its terms shall constitute an admission by the Company or Officer of any wrongful acts whatsoever against any other party or any other person, and the Company and Officer each specifically disclaim any liability to any other party or any other person.

13.  Future Assistance.  Except as otherwise required by law, Officer agrees
     -----------------
that he will not disclose or cause to be disclosed any negative, adverse or derogatory comments or information about the Company and its Affiliates or its management or about the Company's and its Affiliates' prospects for the future, to any person or entity, including, but not limited to, any current, former, or prospective employee or investor in the Company or any of its Affiliates.
Except as otherwise required by law, the Company agrees that it will not disclose or cause to be disclosed any negative, adverse or derogatory comments or information about Officer to any person or entity, including any prospective employer of Officer. Officer agrees that after the Employment Period has ended, the Company may continue to seek his assistance or cooperation in connection with matters within his knowledge and related to his positions with the Company and its Affiliates, including but not limited to cooperating fully with respect to the defense or prosecution of any litigation. The Company shall reimburse Officer for his reasonable expenses incurred in the rendering of such assistance.

14.  Competitive Investment or Participation.  If, during the Employment Period,
     ---------------------------------------
Officer makes any direct or indirect investment in a non-U.S. wireless communication project or venture, Officer shall provide immediate written notice of such act to the Company. The Company then shall have the option, at its sole discretion, to cease paying to Officer the monthly salary described in Paragraph 4 hereof. If the Company elects to cease making such monthly payments, the noncompetition covenant set forth in Paragraph 7(b) hereof shall terminate, and the 45 day right of first refusal period set forth in Paragraph 8 hereof shall be shortened to 30 days.

15.  Complete Agreement.  This Agreement and Exhibit A attached hereto embody
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the complete agreement and understanding between the parties and supersede and preempt any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter of this Agreement in any way. Officer represents and agrees that he has been informed by the Company that he has the right to discuss all aspects of this Agreement with his own attorney, that he has availed himself of that right to the fullest extent that he wishes to do so, that he has carefully read and fully understands all of the provisions of this Agreement, and that he is voluntarily entering into this Agreement. The Company and Officer each further represent and agree that, with respect to the matters set forth in this Agreement,

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none of them can rely on any statements or representations other than those set forth in this Agreement.

16.  Revocation.  Officer acknowledges that he is knowingly and voluntarily
     ----------
waiving and releasing any rights he may have under the ADEA. He also acknowledges that the consideration given for the release in Paragraph 9 hereof is in addition to anything of value to which he was already entitled. He further acknowledges that he has been advised by this writing, as required by the ADEA, that: (a) his waiver and release do not apply to any rights or claims that may arise after the execution date of this Agreement; (b) he has 21 days to consider this Agreement (although he may choose to voluntarily execute this Agreement earlier); (c) he has seven days following the execution of this Agreement by the parties to revoke the Agreement. Notice of revocation, together with all amounts paid to Officer pursuant to Paragraph 2 of this Agreement, should be sent to the Company in accordance with Paragraph 22.

17.  Confidentiality.  Officer and the Company agree that they will keep the
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facts associated with this matter, and the terms of this Agreement strictly
                                                                   --------
confidential; provided, however, that Officer may disclose such matters to
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members of his immediate family, his attorneys, his tax advisors, or as may be required by law. Further, it is expressly understood and agreed that this confidentiality provision is an essential provision of this Agreement.

18.  Counterparts.  This Agreement may be executed on separate counterparts,
     ------------
each of which is deemed to be an original and all of which taken together constitute one and the same Agreement.

19.  Successors and Assigns.  This Agreement is intended to bind and inure to
     ----------------------
the benefit of and be enforceable by Officer and the Company and their respective successors and assigns; provided that in no event may Officer's obligation under this Agreement be delegated or transferred by Officer.

20.  Choice of Law.  All questions concerning the construction, validity and
     -------------
interpretation of this Agreement will be governed by the internal law, and not the law of conflicts, of the State of Colorado.

21.  Modifications and Waivers.  No provision of this Agreement may be modified,
     -------------------------
altered or amended except by an instrument in writing executed by each of the parties to this Agreement. No waiver by any party to this Agreement of any breach by another party to this Agreement of any term or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar terms or provisions at the time or at any prior or subsequent time.

22.  Notices.  Any notice provided for in this Agreement shall be in writing and
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shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) at the respective addresses set forth below or at such address or to the attention of such other person as the recipient

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party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

          Centennial Communications Corp. d/b/a SMR Direct
          1600 Wynkoop Street, Suite 300
          Denver, CO 80202
          Facsimile:  303-571-5333

Officer's address is:

          Jeff E. Rhodes
          640 Columbine Street
          Denver, CO 80209
          Facsimile:

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                            CENTENNIAL COMMUNICATIONS CORP.
                            d/b/a SMR DIRECT


                            By:    /s/ Michael N. Simkin
                                   ---------------------
                            Title:     CEO
                                   ---------------------



                                   /s/ Jeff E. Rhodes
                                   ---------------------
                                       Jeff E. Rhodes

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